EX-33.1
Nationstar Mortgage LLC

Certification Regarding Compliance with Applicable Servicing Criteria

1. Nationstar Mortgage LLC (formerly "Centex Home Equity Company, LLC", Nationstar) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Exhibit A hereto. The transactions covered by this report include asset-backed securities transactions for which Nationstar acted as servicer involving first and second lien residential mortgage loans other than (a) transactions registered prior to compliance with Regulation AB and (b) Fannie Mae residential mortgage loan securitizations (the "Platform"), as listed in Exhibit B hereto;

2. Nationstar engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Nationstar elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities, unless otherwise noted, as set forth in Exhibit A hereto;

3. Except as set forth in paragraph 4 below, Nationstar used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit A hereto are inapplicable to Nationstar based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Nationstar has complied, in all material respects, with the applicable servicing criteria as of and for the Reporting Period with respect to the Platform taken as a whole, except as described on Exhibit C hereto;

6. Nationstar has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting period with respect to the Platform taken as a whole, except as described on Exhibit C hereto;

7. Nationstar has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Ernst & Young LLP, a registered public accounting firm, has issued an attestation report on Nationstar's assessment of compliance with the applicable servicing criteria for the Reporting Period.


March 15, 2008


Nationstar Mortgage LLC


By: /s/ Jay Bray
Name: Jay Bray
Title: Executive Vice President and Chief Financial
Officer


(page)


EXHIBIT A

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                                Vendor(s)
                                                                                for which
                                                                                Nationstar is
Reference       Criteria                                           Nationstar   the
                                                                                Responsible
                                                                                Party

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                      X
                agreements to maintain a back-up servicer
                for the loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on mortgage loans are deposited               X            X^1
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X            X^2
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                           X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                                Vendor(s)
                                                                                for which
                                                                                Nationstar is
Reference       Criteria                                           Nationstar   the
                                                                                Responsible
                                                                                Party

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of this Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X            X^2
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                               X^2
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with investors' or trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans
                serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                              X^2
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                               X^2
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                               X^2
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on mortgage loans               X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Mortgage loan and related documents are                X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                             X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                                Vendor(s)
                                                                                for which
                                                                                Nationstar is
Reference       Criteria                                           Nationstar   the
                                                                                Responsible
                                                                                Party

1122(d)(4)(iv)  Payments on mortgage loans, including any              X
                payoffs, made in accordance with related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related mortgage loan documents.

1122(d)(4)(v)   Servicer's records regarding the pool assets           X
                agree with the Servicer's record's with respect
                to an obligor's unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's mortgage loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a mortgage
                loan is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent mortgage loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for mortgage loans with variable
                rates are computed based on the related
                mortgage loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's mortgage loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable mortgage loan
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related mortgage loans, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                               X^2
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                       X^2
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     X
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                                Vendor(s)
                                                                                for which
                                                                                Nationstar is
Reference       Criteria                                           Nationstar   the
                                                                                Responsible
                                                                                Party

1122(d)(4)(xv)  Any external enhancement or other                      X
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                Regulation AB, is maintained as set forth
                in the transaction agreements.


1 Nationstar has elected to take responsibility for assessing compliance with such servicing criteria as permitted by the
Interpretation 17.06 of the SEC Division of Finance Telephone interpretation with respect to the initial processing of cash receipts at the lockbox.
2 Nationstar will obtain an assertion of management and an accompanying 1122 Attestation Report from the vendor performing such activities.



(page)


EXHIBIT B



Centex Home Equity Loan Trust 2006-A
Nationstar Home Equity Loan Trust 2006-B
Nationstar Home Equity Loan Trust 2007-A
Nationstar Home Equity Loan Trust 2007-B
Nationstar Home Equity Loan Trust 2007-C
Home Equity Loan Trust 2007-FRE1
Newcastle Mortgage Securities Trust 2006-1
Newcastle Mortgage Securities Trust 2007-1
Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6 Soundview Home Loan Trust Asset-Backed Certificates, Series 2007-NS1


(page)


EXHIBIT C^3



1. Nationstar has identified the following noncompliance with servicing criteria 1122(d)(2)(i), 1122(d)(2)(vii)(B), 1122(d)(2)(vii)(D),
   1122(d)(4)(iv), and 1122(d)(4)(xiv) applicable to the Platform during the year ended December 31, 2007 as follows:

   1122(d)(2)(i) - Payments on mortgage loans were not deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt.

   1122(d)(2)(vii)(B) - Reconciliations prepared on a monthly basis for all asset-backed securities related accounts and related bank clearing accounts were not prepared within 30 calendar days after the bank statement cutoff date.

   1122(d)(2)(vii)(D) - Reconciliations prepared on a monthly basis for all asset-backed securities related accounts and related bank clearing accounts contained reconciling items that were not resolved within 90 calendar days of their original identification.

   1122(d)(4)(iv) - Payments on mortgage loans, including any payoffs, were made in accordance with the related mortgage loan documents but were not posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

   1122(d)(4)(xiv) - Delinquencies, charge-offs and uncollectible accounts were not recognized and recorded in accordance with the transaction agreements.

2. Nationstar has identified the following noncompliance with servicing criteria for Vendors identified, applicable to the Platform during the year ended December 31, 2007 as follows:

   Wells Fargo Bank N.A.
   No instances of material noncompliance were noted.

   JP Morgan
   No instances of material noncompliance were noted.

   Bank of New York
   No instances of material noncompliance were noted.

   First American Real Estate Solutions, L.P.
   No instances of material noncompliance were noted.

   American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance Agency, Inc.("Assurant")
   1122(d)(4)(xii) - Assurant's Report on Assessment of Compliance and related Attestation Report determined that it did not have sufficient policies and procedures to capture the information with respect to the Platform necessary to determine compliance with 1122(d)(4)(xii).

3. There were no material deficiencies in Nationstar's policies and procedures to monitor vendors.


3 Accountants' attestation report covers only paragraph 1 of this Exhibit C.